Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Andrew Graham Corporate Counsel agraham@trinsic.com (813) 233-4567

TRINSIC ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Reports Positive Net Income

TAMPA, FL (May 16, 2005) — Trinsic, Inc. (NASDAQ/SC: TRIN), a leading provider of enhanced circuit-switched and IP (Internet protocol) telephony services, today announced its financial results for the first quarter of 2005. For the three-month period ended March 31, 2005, the company reported revenue of $57.1 million compared with $68.5 million for the first quarter of 2004 and net income of $0.4 million compared with a net loss of $10.4 million for the prior year period. Net income attributable to common stockholders was $0.4 million, or $0.01 per share, for the first quarter of 2005 versus a net loss attributable to common stockholders of $14.8 million, or $2.05 per share, for the same quarter in 2004. The company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of negative $0.4 million for the latest quarter, compared with negative $4.6 million for the first quarter of 2004. A full reconciliation of EBITDA to net income (loss) is set forth in the financial tables below.

Trey Davis, Trinsic’s Chief Executive Officer, commented “We made great progress in the first quarter in executing our new strategy of becoming a more Verizon-centric company. Completing a Commercial Services Agreement with Verizon was a big step. We are also pleased with the progress that the sales teams are making in the small business market in the New York area. But that strategy only works if we continue to be diligent in managing our costs, which we continue to scrutinize. We implemented several cost cutting measures in the first quarter and in April totaling around $10 million annually. We are confident that the measures we have taken will allow us to continue to successfully execute our strategy.”

Davis continued “There are two somewhat unusual items included in this quarter’s numbers. First, we recorded income of $6 million related to a settlement of litigation with SBC. On the negative side, we wrote down our note receivable from SipStorm by $2.5 million. Absent these two transactions we would have reported a net loss in the first quarter but we would have reported positive EBITDA for the quarter. We intend to remain in a positive EBITDA position through-out the remainder of 2005.”

Frank Grillo, Trinsic’s Chief Operating Officer, added “We are extremely pleased with the initial success of our two New York sales teams. The New York market has been very receptive to our IP telephony and Managed PBX service offerings. In the second quarter we will be adding both a Managed Security and Remote Access offering to round out the product set.”

Davis concluded “We are pleased with the first quarter financial results as well as the previously announced accomplishments on the operating side of the business. I again need to thank the employees of Trinsic for their dedication and hard work.”

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TRIN Reports First Quarter Results

May 16, 2005

Consistent with Securities and Exchange and Commission’s Regulation G, the following table provides a reconciliation of Trinsic’s EBITDA for the first quarter of 2005, to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

	For the quarter ended March 31,
	2005	2004
Reconciliation of EBITDA with net income (loss) (in thousands)
Net income (loss)	$442	$(10,384)
Interest and other income	(6,804)	(842)
Interest and other expense	1,753	1,270
Depreciation and amortization	4,179	5,311

EBITDA	$(430)	$(4,645)

     This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” and “projects” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, including the risk that we may not remain EBITDA positive for the remainder of 2005. Some of these risks and uncertainties are identified in Trinsic’s periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Trinsic’s business, financial condition, and results of operations. Trinsic assumes no obligation to update these forward-looking statements.

About Trinsic

     Trinsic offers consumers and businesses enhanced wire line and IP telephony services. All Trinsic products include proprietary services, such as Web-accessible, voice-activated calling and messaging features that are designed to meet customers’ communications needs intelligently and intuitively. Trinsic is a member of the Cisco Powered Network Program and makes its services available on a wholesale basis to other communications and utility companies, including Sprint. Trinsic changed its name from Z-Tel Technologies, Inc. on January 3, 2005. For more information about Trinsic and its innovative services, please visit www.trinsic.com.

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TRIN Reports First Quarter Results

May 16, 2005

Trinsic, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended
	March 31,
	2005	2004
Revenues	$57,131	$68,467

Operating expenses:
Network operations, exclusive of depreciation and amortization shown below	29,833	34,034
Sales and marketing	5,220	5,077
General and administrative	22,508	34,001
Depreciation and amortization	4,179	5,311

Total operating expenses	61,740	78,423

Operating loss	(4,609)	(9,956)

Nonoperating income (expense):
Interest and other income	6,804	842
Interest and other expense	(1,753)	(1,270)

Total nonoperating income (expense)	5,051	(428)

Net income (loss)	442	(10,384)
Less mandatorily redeemable convertible preferred stock dividends and accretion	—	(4,365)
Less deemed dividend related to beneficial conversion feature	—	(46)

Net income (loss) attributable to common stockholders	$442	$(14,795)

Net income (loss) per share:
Basic	$0.01	$(2.05)

Diluted	$0.01	$(2.05)

Weighted average shares outstanding:
Basic	55,185,302	7,213,318

Diluted	58,133,478	7,213,318

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TRIN Reports First Quarter Results

May 16, 2005

Trinsic, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,122	$1,363
Accounts receivable, net of allowance for doubtful accounts of $12,661 and $10,967	34,941	27,242
Prepaid expenses and other current assets	1,299	836

Total current assets	41,362	29,441
Property and equipment, net	25,339	27,829
Intangible assets, net	—	457
Other assets	5,354	3,609

Total assets	$72,055	$61,336

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$54,888	$55,605
Deferred revenue	7,096	6,264
Current portion of long-term debt and capital lease obligations	14,338	7,536
Asset based loan	13,880	12,934

Total current liabilities	90,202	82,339
Long-term deferred revenue	18	46
Long-term debt and capital lease obligations	18	33

Total liabilities	90,238	82,418

Commitments and contingencies (Notes 7 and 10)
Stockholders’ deficit:
Common stock, $0.01 par value; 150,000,000 shares authorized; 55,253,612 shares issued; 55,185,302 shares outstanding	552	553
Notes receivable from stockholders	(1,269)	(3,685)
Unearned stock compensation	(376)	(466)
Additional paid-in capital	392,440	392,488
Accumulated deficit	(409,452)	(409,894)
Treasury stock, 68,310 shares at cost	(78)	(78)

Total stockholders’ deficit	(18,183)	(21,082)

Total liabilities and stockholders’ deficit	$72,055	$61,336

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